Exhibit 21.1

Subsidiaries of Playa Hotels & Resorts B.V.

Entity Name	Jurisdiction of Incorporation

Paloma Capital N.V.	Curacao

Perfect Timing N.V.	Curacao

Perfect Tours N.V.	Curacao

Inversiones Vilazul S.A.S.	Dominican Republic

Playa Hall Jamaican Resort Limited	Jamaica

BD Real Resorts, S. de R.L.de C.V.	Mexico

Cameron del Caribe, S. de R.L. de C.V.	Mexico

Cameron del Pacífico, S. de R.L. de C.V.	Mexico

Desarrollos GCR, S. de R.L. de C.V.	Mexico

Gran Desing & Factory, S. de R.L. de C.V.	Mexico

Hotel Capri Caribe, S. de R.L. de C.V.	Mexico

Hotel Gran Caribe Real, S. de R.L. de C.V.	Mexico

Inmobiliaria Y Proyectos TRPLAYA, S. de R.L. de C.V.	Mexico

Playa Cabos Baja, S. de R.L. de C.V.	Mexico

Playa Gran, S. de R.L. de C.V.	Mexico

Playa Resorts Management Mexico, S. de R.L. de C.V.	Mexico

Playa Rmaya One, S. de R.L. de C.V.	Mexico

Servicios Hoteleros de Capri, S. de R.L. de C.V.	Mexico

Servicios Hoteleros de Punta Cancún, S. de R.L. de C.V.	Mexico

Servicios Hoteleros Grand Cabos Baja, S. de R.L. de C.V.	Mexico

Servicios Hoteleros Pvall, S. de R.L. de C.V.	Mexico

Servicios Hoteleros Rmaya One, S. de R.L. de C.V.	Mexico

Hotel Gran Caribe Real B.V.	Netherlands

Hotel Gran Porto Real B.V.	Netherlands

Hotel Royal Cancun B.V.	Netherlands

Hotel Royal Playa del Carmen B.V.	Netherlands

Playa Cabos B.V.	Netherlands

Playa Cana B.V.	Netherlands

Playa Capri Resort B.V.	Netherlands

Playa Dominican Resort B.V.	Netherlands

Playa H&R Holdings B.V.	Netherlands

Playa Puerto Vallarta Resort B.V.	Netherlands

Playa Punta Cana Holding B.V.	Netherlands

Playa Punta Cancun Resort B.V.	Netherlands

Playa Resorts Holding B.V.	Netherlands

Playa Riviera Maya B.V.	Netherlands

Playa Romana B.V.	Netherlands

Entity Name	Jurisdiction of Incorporation

Playa Romana Mar B.V.	Netherlands

Rose Hall Jamaica Resort B.V.	Netherlands

Beach Tours Sales, LLC	Nevis

IC Sales, LLC	Nevis

St. James Parish Resort Limited	St. Lucia

Playa Management USA, LLC	U.S.A. (Delaware)

Playa Management, LLC	U.S.A. (Delaware)

Playa Resorts Management, LLC	U.S.A. (Delaware)

Resort Room Sales, LLC	U.S.A. (Delaware)